EXHIBIT 10.11

FLUKE CORPORATION
1988 STOCK INCENTIVE PLAN


Section 1
Purpose

1.1  The purpose of The Fluke Corporation 1988 Stock Incentive Plan
(Plan) is to promote the interests of Fluke Corporation (Company) and its stockholders by strengthening its ability to attract and retain officers, employees, and other persons providing significant services to the Company and its subsidiaries by furnishing suitable recognition of their ability and industry to contribute materially to the success of the Company. The Plan provides for the grant of stock options, restricted stock grants, and/or stock appreciation rights in accordance with the terms and conditions set forth below.


Section 2
Definitions

2.1 Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this section 2.1:

    (a)  Board:  The Board of Directors of the Company.

    (b) Change of Control: As used in this Plan, a Change of Control shall be deemed to occur (i) upon the date the Company is informed by receiving a report on Schedule 13D of the Exchange Act or similar report that any person (as such term is used in sections 13(d) and 14(d)(2) of the Exchange Act), together with such person's Affiliates and Associates as defined in Rule 12b-2 of the Exchange Act, is or has become the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act; provided, that a person shall not be deemed to beneficially own securities acquired pursuant to the Employee Stock Purchase Plan of the Company or other plans generally applicable to employees, officers or Directors of the Company), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding securities, except that there will not be a Change of Control as the result of an acquisition of securities by the Company, which by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by any person to 25 percent or more of the securities of the Company then outstanding; provided, however, that if a person becomes the beneficial owner of 25 percent or more of the securities of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the beneficial owner of any additional securities of the Company, then a Change of Control will occur unless such person disposes of such additional securities of the Company within ten days, (ii) upon the first purchase of the Company's Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company) seeking to acquire securities representing 25 percent or more of the combined voting power of the Company's then outstanding securities, or (iii) upon the first date on which Continuing Directors, as defined in Article VI of the Company's Articles of Incorporation, cease for any reason to constitute at least a majority of the Board of Directors.

    (c) Code: The Internal Revenue Code of 1986, as amended and in effect from time to time, and the temporary or final regulations of the Secretary of the Treasury adopted pursuant to the Code.

    (d)  Committee:  The Compensation Committee of the Board of
Directors.

    (e)  Common Stock:  The Common Stock of the Company, $.25 par value.

    (f)  Exchange Act:  The Securities Exchange Act of 1934, as amended.

    (g) Fair Market Value: As applied to a specific date, Fair Market Value shall be deemed to be the mean between the highest and lowest quoted selling prices at which the Company's Common Stock was sold on such date as reported in the Amex Composite Transactions by The Wall Street Journal on such date or such other report as the Committee may select, or if no Company Common Stock was traded on such date, on the next preceding day on which the Company Common Stock was so traded. Notwithstanding the foregoing, upon the exercise, during the thirty-day period following a Change of Control, of a stock appreciation right which is granted in connection with a nonqualified option, Fair Market Value on the date of exercise shall be deemed to be the greater of (i) the highest price per share of the Company Common Stock as reported in the Amex Composite Transactions by The Wall Street Journal or such other report as the Committee may select during the sixty-day period ending on the day preceding the date of exercise of the stock appreciation right, or (ii) if the Change of Control is one described in Clause (ii) of section 2.1(b) or a transaction described in Section 5.2(b), the highest price per share paid for the Company's Common Stock in connection with such Change of Control.

    (h) Incentive Stock Option: An Option which meets the requirements of an Incentive Stock Option as defined in Section 422A of the Code, as in effect at the time of grant of such option, or any statutory provision that may hereafter replace such section.

    (i) Option Price: The price per share of Common Stock at which an option is exercisable.

    (j   Participant:  An individual who is selected by the Committee to participate in the Plan pursuant to Section 4.

    (k) Permanent Disability: A Participant shall be deemed to have become permanently disabled for purposes of this Plan if the Committee shall find upon the basis of medical evidence satisfactory to it that the Participant is totally disabled, whether due to physical or mental condition, so as to be prevented from engaging in further comparable employment by the Company or any of its subsidiaries and that such disability will be permanent and continuous during the remainder of his life.

    (l) Nonqualified Option: Options which do not meet the requirements of an Incentive Stock Option as defined in Section 422A of the Code.

    (m) Subsidiary: An entity that is designated by the Committee as a subsidiary for purposes of this Plan and that is a corporation (or other form of business association that is treated as a corporation for tax purposes) of which shares (or other ownership interests) having more than 50 percent of the voting power are owned or controlled, directly or indirectly, by the Company so as to qualify as a "subsidiary corporation" (within the meaning of Code Section 425(f)).


Section 3
Administration

3.1 The Plan shall be administered by the Compensation Committee of the Board. No person shall serve as a member of the Committee unless at the time of his appointment and service he shall be a "disinterested person," as defined in Rule 16b-3 of the General Rules and Regulations under the Exchange Act or any successor Act then in effect.

3.2 The Committee shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to select persons eligible to participate in the Plan, to grant options, restricted stock and/or stock appreciation rights thereunder, to administer the Plan, to make recommendations to the Board, to take all such steps and make all such determinations in connection with the Plan and the options, restricted stock, and/or stock appreciation rights granted thereunder as it may deem necessary or advisable, which determination shall be final and binding upon all Participants.


Section 4
Eligibility

4.1 To be eligible for selection by the Committee to participate in the Plan, an individual must be an officer, employee or other person providing significant services to the Company, or of any Subsidiary, as of the date on which the Committee grants to such individual an option, restricted stock or stock appreciation right, and who in the judgment of the Committee holds a position of responsibility and is able to contribute substantially to the Company's continued success, provided that non-employee Directors are not eligible under the terms of this Plan. Each chosen individual to whom a stock option, restricted stock grant or stock appreciation right is granted is hereinafter referred to as a "Participant."


Section 5
Shares Available and Certain Adjustments

5.1 Subject to section 5.2(a) hereof, the maximum number of shares for which stock options, restricted stock grants and stock appreciation rights may at any time be granted under the Plan is 1,500,000 shares of Common Stock, from shares repurchased by the Company or out of the authorized but unissued shares of the Company, or partly out of each, as shall be determined by the Board of Directors. Upon the expiration, cancellation or termination in whole or in part of (a) unexercised options, (b) restricted stock grants reverting to the Company, (c) shares of Common Stock covered by an option, or portion thereof, which are surrendered upon exercise of a stock appreciation right, and (d) unexercised stock appreciation rights, shares of Common Stock which were subject thereto shall again be available under the Plan.

5.2
    (a) In the event of any change in the Common Stock through reorganization, recapitalization, reclassification, stock dividend of 10 percent or greater, stock split, amendment to the Articles of Incorporation of the Company, or reverse stock split, the Board shall make an appropriate and proportionate adjustment in the number of shares of Common Stock subject to an option, without any change in the aggregate purchase price of the shares subject to an option, but with corresponding adjustment to the exercise price per share and in the number of shares covered by outstanding stock appreciation rights.

    (b) Upon the effective date of a merger, consolidation or plan of exchange (other than a merger, consolidation or plan of exchange involving the Company in which the holders of voting securities of the Company immediately prior to such transaction own at least 50 percent of the voting power of the outstanding securities of the surviving corporation or a parent of the surviving corporation after such transaction), or a sale of all or substantially all the assets of the Company, or a liquidation or dissolution of the Company, the Plan and any option and stock appreciation right ("SAR") theretofore granted hereunder shall terminate, unless provisions be made in writing in connection with such transaction for the continuance of the Plan and for the assumption of options and SARs theretofore granted, or the substitution for such options and SARs of new options and new SARs covering the shares of a successor corporation, or a parent, affiliate or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices thereof, in which event the Plan and the options and SARs granted under it, or the new options and new SARs substituted therefor, shall continue in the manner and under the terms so provided.

    (c) If provision is not made pursuant to the preceding section 5.2(b) in connection with such a transaction for the continuance of the Plan and for the assumption of options and SARs, or the substitution for such options and SARs of new options and new SARs covering the shares of a successor employer corporation or a parent, affiliate or subsidiary thereof, then each Participant under the Plan shall be entitled, prior to the effective date of any such transaction, to purchase the full number of shares under the option which the Participant otherwise would have been entitled to purchase during the remaining term of such option, and to exercise any SAR for the full number of shares under the SAR to which the Participant otherwise would have been entitled to acquire upon such exercise during the remaining term of such SAR, without regard to any limitation on exercise which may be contained therein.

    (d) Upon the occurrence of a Change of Control (unless the Board shall consist of a majority of Continuing Directors, as defined in
Article VI of the Company's Articles of Incorporation, and the Board shall determine otherwise by notice to Participants prior to or within thirty days after such Change of Control), all outstanding options and SARs shall become immediately exercisable in full for the remainder of their terms, and the transferability restrictions on all outstanding restricted stock grants shall automatically lapse.

Adjustments under this section shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional share of Common Stock shall be issued under the Plan or any such adjustment.


Section 6
Grant of Options

6.1 Options may be granted in such number and at such times during the term of this Plan as the Committee shall determine, taking into account the duties of the respective individuals, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. The granting of an option shall take place when the Committee by resolution, written consent or other appropriate action determines to grant such an option to a particular Participant at a particular price. Each option shall be evidenced by a written instrument delivered by or on behalf of the Company containing provisions not inconsistent with the Plan and such other or additional terms as the Committee may approve.

6.2 An option granted under the Plan may be either an Incentive Stock Option or a Nonqualified Option, as designated by the Committee and as indicated in the option agreement.


Section 7
Terms and Conditions of Options

7.1 Each provision of the Plan and each Incentive Stock Option granted hereunder shall be construed so that such option shall qualify as an Incentive Stock Option, and any provision thereof that cannot be so construed shall be disregarded. Incentive Stock Options, in addition to complying with the other provisions of the Plan relating to options generally, shall be subject to the following conditions:

    (a) Only officers and other employees of the Company, or of any Subsidiary are eligible to be granted Incentive Stock Options.

    (b) Except as provided in paragraph (c), the option price of the Incentive Stock Options shall be 100 percent of the Fair Market Value of the stock on the date of grant.

    (c) An officer or other employee must not, at the time an Incentive Stock Option is granted, own stock representing more than 10 percent of the voting power of all classes of stock of the Company or of a Subsidiary. This requirement is deemed waived if (i) the Option Price of the Incentive Stock Option to be granted is at least 110 percent of the Fair Market Value of the stock subject to the option, determined at the time the option is granted, and (ii) the option is not exercisable more than five years from the date the option is granted.

    (d) The aggregate Fair Market Value (determined at the time of the grant of the option) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an officer or other employee during any calendar year may not exceed $100,000.

    (e) Any other terms and conditions will be added which the Committee determines, upon advice of counsel, must be imposed for the option to be an Incentive Stock Option.

7.2 Except as otherwise provided in section 7.1, all Incentive Stock Options and Nonqualified Options under the Plan shall be granted subject to the following terms and conditions:

    (a) The option price per share shall be determined by the Committee at the time of grant. The option price may be more or less than or equal to the fair market value of the shares covered by the option on the date the option is granted, and the option price may fluctuate based on criteria determined by the Committee, provided that in no event shall the exercise price be less than 50 percent of the fair market value of the shares on the date of grant.

    (b) Options shall be exercisable at such time and under such conditions as set forth in the option grant, but in no event shall any Incentive Stock Option be exercisable later than the 10th anniversary of the date of its grant and unless otherwise expressly provided therein, no option shall extend for more than ten years.

    (c) Shares of Common Stock covered by an option may be purchased at one time or in such installments over the balance of the option period as may be provided in the option grant. Any shares not purchased on the applicable installment date may be purchased at one time or in such installments over the balance of the option period as may be provided in the option grant. Any shares not purchased on the applicable installment date may be purchased thereafter at any time prior to the final expiration of the option. To the extent that the right to purchase shares has accrued thereunder, options may be exercised from time to time by written notice to the Corporate Secretary of the Company stating the number of shares with respect to which the option is being exercised.

    (d) The purchase price of shares purchased under options shall be paid in full to the Company upon the exercise of the option either (i) in cash or check, or (ii) at the discretion of the Committee, by delivery at Fair Market Value, of Common Stock already owned by the Participant, or any combination of cash and Common Stock. The Fair Market Value of such Common Stock as delivered shall be valued as of the day prior to delivery. A Participant shall have none of the rights of a stockholder until the shares of Common Stock are issued to him.

    (e) The Committee shall determine, with respect to each option, the nature and extent of the restrictions, if any, to be imposed on the shares of Common Stock which may be purchased thereunder including, but not limited to, restrictions on the transferability of such shares acquired through the exercise of such options for such periods as the Committee may determine and, further, that in the event a Participant's employment by the Company, or a Subsidiary, terminates during the period in which such shares are nontransferable, the Participant shall be required to sell such shares back to the Company at such prices as the Committee may specify in the option.

    (f) During a Participant's lifetime, the option may be exercisable only by him and options shall not be transferable, other than by will or the laws of descent and distribution. In the event of death of a Participant, the option may be exercisable only by the Participant's legal representative or beneficiaries, as provided in section 7.2(j).

    (g) Upon the termination of a Participant's service for any reason other than retirement, Permanent Disability or death, any option held by such Participant shall be exercisable only to the extent that it was then exercisable (unless the Committee shall determine in a particular case that specific limitations and restrictions of the option shall not apply), and such option shall expire, unless it sooner expires under
Section 7.2(b) or its terms, three (3) months after termination of service, unless extended by special action of the Committee. Leaves of absence for such periods and purposes conforming to the personnel policy of the Company, or of its Subsidiaries as applicable, shall not be deemed terminations or interruptions of employment. In case of an Incentive Stock Option, a leave of absence of no more than ninety (90) days (or, if longer, where a Participant's right to reinstatement by the Company is guaranteed by statute or by contract) approved in writing by the Board of Directors shall not be deemed a termination of a Participant's employment with or contract to provide services to the Company.

    (h) Upon the termination of a Participant's service due to retirement, any option held by such Participant shall become exercisable in full (unless the Committee shall determine otherwise), and such option shall expire, unless it sooner expires under Section 7.2(b) or its terms, twelve (12) months after such Participant's retirement from the Company or any Subsidiary (three (3) months if the option is an Incentive Stock Option).

    (i) Upon the termination of a Participant's service due to Permanent Disability, any option held by such Participant shall become exercisable in full (unless the Committee shall determine otherwise), and such option shall expire, unless it sooner expires under Section 7.2(b) or its terms, twelve (12) months after such termination of service.

    (j) Upon the death of a Participant, whether during his period of service or during the twelve-month period or the three-month period, as the case may be, referred to in section 7.2(h) or 7.2(i), any option held by such Participant shall become exercisable in full (unless the Committee shall determine otherwise), and such option shall expire, unless it sooner expires under Section 7.2(b) or its terms, twelve months after the date of his death.


Section 8
Stock Appreciation Rights

8.1 The Committee may grant stock appreciation rights to any Participant in connection with any options granted under the Plan, either at the time of the grant of such option or at any time thereafter during the term of the option. Such stock appreciation rights shall cover the same shares covered by the options (or such lesser number of shares of Common Stock as the Committee may determine) and shall, except as provided in section 8.3 hereof, be subject to the same terms and conditions as the related options including without limitation Section
5.2 of this Plan, and such further terms and conditions not inconsistent with the Plan as shall from time to time be determined by the Committee.

8.2 Each stock appreciation right shall entitle the holder of the related option to surrender to the Company unexercised the related option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Option Price per share times the number of shares covered by the option, or portion thereof, which is surrendered. Payment shall be made in shares of Common Stock valued at Fair Market Value as of the date the right is exercised rounded up to next full share. Stock appreciation rights may be exercised from time to time upon actual receipt by the Company of written notice stating the number of shares of Common Stock with respect to which the stock appreciation right is being exercised.


8.3
    (a) The right of a Participant to exercise a stock appreciation right shall be cancelled if and to the extent the related option is exercised. To the extent that a stock appreciation right is exercised, the related option shall be deemed to have been surrendered, unexercised.

    (b) A holder of stock appreciation rights shall have none of the rights of a stockholder until shares of Common Stock are issued to him pursuant to his exercise of such rights.


Section 9
Restricted Stock Grants

9.1 The Committee may make grants of restricted stock in such number and at such times as the Committee shall determine. The Committee may make restricted stock grants to any Participant. The restricted stock grants shall take place when the Committee by resolution, written consent or other appropriate action, establishes a restricted stock grant date, the Participants who will receive such grants, and the number of granted shares for each Participant.

9.2 Stock certificates representing the number of restricted shares granted to each Participant shall be issued as soon as practical after the date of grant and delivered to each Participant, and each Participant, by accepting delivery of the shares, agrees to be bound by the terms of the grant as determined by the Committee. Such shares shall bear a legend restricting transferability in accordance with the terms of the grant. After the date of grant, any stock splits or stock dividends paid on the shares would be granted subject to the same transferability restrictions as the underlying shares upon which they were paid. Shares subject to restrictions under the Plan may not be sold, given, assigned, pledged, levied upon, nor may the shares or any interest in the shares be transferred in any fashion. Any attempt to so transfer the shares or any interest shall be void, and shall subject the shares to return to the Company.

9.3 Restrictions on the shares will lapse over a period of time or in compliance with the conditions as established by the Committee or pursuant to any waiver of conditions by the Committee. The Committee shall establish a procedure for the removal of the legend from certificates representing shares no longer subject to the restrictions.

9.4 Restrictions shall automatically lapse upon the retirement, death, or Permanent Disability of a Participant.

9.5 If a Participant's service with the Company or any of its subsidiaries is terminated for any reason (other than retirement, death or Permanent Disability), any shares still subject to the restrictions must be returned to the Company unless the Committee expressly waives the return provision for such Participant. A leave of absence approved in writing by the Committee shall not constitute a termination of service. Cash paid in lieu of fractional shares and cash dividends paid upon shares granted under this Plan shall not be subject to any transferability restrictions or reversion to the Company.


Section 10
Regulatory Approvals and Listing

10.1 The Committee shall have the right to require that each Participant or other person who shall exercise an option, receive a restricted stock grant, or exercise a stock appreciation right under the Plan, and each person into whose name shares of Common Stock shall be issued pursuant to the exercise of an option, restricted stock grant or stock appreciation right represent and agree that any and all shares of Common Stock purchased pursuant to this Plan are being purchased for investment and not with a view to the distribution or resale thereof and that such shares will not be sold except in accordance with such restrictions or limitations as may be set forth in the option. This section 10.1 shall be inoperative during any period of time when the Company has obtained all necessary or advisable approvals from governmental agencies and has completed all necessary or advisable registrations or other qualifications of shares of Common Stock as to which options may from time to time be granted as contemplated in section 10.2 hereof.

10.2 No shares shall be issued and delivered upon exercise of any option or stock appreciation right unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.


Section 11
Term of Plan

11.1 This Plan shall be void unless it is approved by the stockholders of the Company within twelve months before or after the date the Plan is adopted by the Board of Directors. Subject to the foregoing condition, options, restricted stock grants and stock appreciation rights may be granted pursuant to the Plan from time to time within the period commencing with and ending ten years after the earlier of the adoption of the Plan by the Board of Directors or the approval of the Plan by the stockholders. Options and stock appreciation rights theretofore granted may extend beyond that date and the terms and conditions of the Plan shall continue to apply thereto and to shares of Common Stock acquired upon exercise thereof.


Section 12
General Provisions

12.1 Nothing contained in the Plan, or in any option, restricted stock grant or stock appreciation right granted pursuant to the Plan, shall confer upon any employee any right with respect to continuance of employment by the Company or a Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the employment of such employee at any time with or without assigning any reason therefor.

12.2 Appropriate provision shall be made for all taxes including any tax imposed by Code Section 4999, required to be withheld in connection with options, restricted stock grants and stock appreciation rights and the exercise thereof under the applicable laws or regulations of any governmental authority, whether federal, state or local and whether domestic or foreign. The Company may withhold such taxes or may require a Participant to pay such taxes in connection with such grant or exercise.


Section 13
Amendment, Termination or Discontinuance of the Plan

13.1 Subject to the Board of Directors and section 13.2, the Committee may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company without further approval of the Board of Directors or stockholders of the Company, including, but not limited to, any amendment necessary to ensure that the Company may obtain any regulatory approval referred to in section 10 hereof; provided, however, that no change in any option, restricted stock grant or stock appreciation right theretofore granted may be made without the consent of the Participant which would impair the right of the Participant to acquire or retain Common Stock which he may have acquired as a result of the Plan.

13.2 The Committee and the Board of Directors may not amend the Plan without the approval of the stockholders of the Company as required by applicable law to (a) increase the maximum number of shares of the Company subject to the Plan, except as permitted by section 5.2, (b) extend the period for the exercise of an option or a stock appreciation right beyond the limit set forth in section 7.2(b), (c) extend the term of the Plan, (d) reduce the option price at which options may be granted under the Plan, or (e) change the class of eligible persons.

13.3 The Board of Directors may at any time suspend the operation of or terminate the Plan with respect to any shares of the Company's Common Stock not at the time subject to option or grant. Termination shall not affect any right to repurchase shares or the forfeitability of shares issued under the Plan.


Amended as of June 10, 1993 and approved by the Stockholders on September 29, 1993